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LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

June 22, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Dolat Ventures, Inc. (the "Company") provided to us a copy of the Company's response to Item 4.01 of Form 8-K. We have read the Company's statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm

Very truly yours,

LBB + Associates Ltd., LLP

LBB & Associates Ltd., LLP

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